As filed with the Securities and Exchange Commission on November 22, 2011

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

WAVE SYSTEMS CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	13-3477246
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

480 Pleasant Street, Lee, Massachusetts 01238

(Address of Principal Executive Offices) (Zip Code)

Amended and Restated 1994 Employee Stock Option Plan

(Full Title of the Plan)

Steven K. Sprague
Chief Executive Officer
Wave Systems Corp.
480 Pleasant Street
Lee, Massachusetts 01238
(Name and Address of Agent for Service)

(413) 243-1600

(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Neil W. Townsend, Esq.

Willkie Farr and Gallagher LLP

787 Seventh Avenue

New York, New York 10019

Telephone: (212) 728-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Class A Common Stock, $0.01 par value	5,000,000	$2.34	$11,700,000	$1,340.82

(1)          Represents additional shares of Wave Systems Corp. (the “Registrant”) Class A common stock (the “Class A Common Stock”) which may be issued under the Amended and Restated 1994 Stock Option Plan (the “Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares that may be offered and sold under the Plan as a result of certain future corporate transactions or events, including a stock split, stock dividend, merger, recapitalization, reorganization, or similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Class A Common Stock.

(2)          Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act, based upon the average of the high and low sales prices of the Class A Common Stock reported on the Nasdaq Capital Market on November 16, 2011.

EXPLANATORY NOTE

On June 14, 2011, at the 2011 annual meeting of Wave Systems Corp. (the “Registrant”), the Registrant’s stockholders approved an amendment to the Registrant’s Amended and Restated 1994 Employee Stock Option Plan, as amended (the “Plan”), to increase the maximum number of shares of the Class A Common Stock, par value $0.01 per share (the “Common Stock”) of the Registrant available for the grant of awards under the Plan by 5,000,000 shares, which the Registrant’s Board of Directors had previously approved, subject to such stockholder approval.

Pursuant to General Instruction E of Form S-8, the Registrant hereby incorporates by reference the contents of the Registrant’s Registration Statements on Form S-8 (File Nos. 333-164320, 333-144139, 333-69041, 333-11611 and 33-97612), as filed with the Securities and Exchange Commission (the “Commission”) on January 13, 2010, June 28, 2007, December 16, 1998, September 9, 1996 and October 2, 1995, respectively (the “Prior Registration Statements”), together with all exhibits filed therewith or incorporated therein by reference to the extent not otherwise amended or superseded by the contents hereof or otherwise, covering an aggregate of 14,000,000 shares of Common Stock that may be issued pursuant to the Plan. This Registration Statement is being filed to register an additional 5,000,000 shares of the Registrant’s Common Stock subject to issuance under the Plan. The additional shares of Common Stock being registered by this Registration Statement are of the same class as those securities registered on the Prior Registration Statements and represent an increase in the total shares of Common Stock available for issuance under the Plan from 14,000,000 to 19,000,000.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

The following documents, which have been previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”), are hereby incorporated by reference in this Registration Statement:

•                  The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the Commission on March 15, 2011 (the “Annual Report”);

•                  The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011, filed with the Commission on May 10, 2011, August 9, 2011 and November 9, 2011, respectively;

•                  The Registrant’s definitive proxy statement on Schedule 14A filed on April 29, 2011;

•                  The Registrant’s Current Reports on Form 8-K filed April 14, 2011, June 17, 2011 and September 23, 2011;

•                  The Registrant’s Current Report on Form 8-K/A filed w October 31, 2011; and

•                  The description of the Class A Common Stock contained in the Registrant’s registration statement on Form S-3, as filed with the SEC on April 18, 2008 including any amendment or report filed for the purpose of updating such description.

In addition, all reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereby have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Nothing in this Registration Statement shall be deemed to incorporate information furnished but not filed with the Commission pursuant to Item 2.02 or Item 7.01 of Form 8-K.

Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration

Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Reference is made to the attached Exhibit Index, which is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Lee, Commonwealth of Massachusetts, on this 22nd day of November, 2011.

WAVE SYSTEMS CORP.

By:	/s/ Steven K. Sprague
Steven K. Sprague, President and Chief Executive Officer

By:	/s/ Gerard T. Feeney
Gerard T. Feeney, Chief Financial Officer and Secretary

POWER OF ATTORNEY

We, the undersigned officers and directors of the Registrant, hereby severally constitute and appoint Steven K. Sprague and Gerard T. Feeney and each of them singly, our true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, to sign for us and in our names in the capacities indicated below, this Registration Statement and any and all post-effective amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable the Registrant to comply with the provisions of the Securities Act, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys-in-fact or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title

/s/ Steven K. Sprague	President, Chief Executive Officer and Director (Principal Executive Officer)	November 22, 2011
Steven K. Sprague

/s/ John E. Bagalay	Chairman	November 22, 2011
John E. Bagalay, Jr., Ph.D.

/s/ Nolan Bushnell	Director	November 22, 2011
Nolan Bushnell

/s/ George Gilder	Director	November 22, 2011
George Gilder

Signature	Title

/s/ John E. McConnaughy, Jr.	Director	November 22, 2011
John E. McConnaughy, Jr.

/s/ Gerard T. Feeney	Senior Vice President of Finance and Administration, Chief Financial Officer and Secretary (Principal Financial Officer)	November 22, 2011
Gerard T. Feeney

INDEX TO EXHIBITS

Exhibit Number	Description

5.1	Opinion of Willkie Farr & Gallagher LLP.

23.1	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.1).

23.2	Consent of KPMG LLP, independent registered public accounting firm.

23.3	Consent of Brightman Almagor Zohar & Co., independent registered public accounting firm.

24.1	Power of Attorney (included in signature page to Registration Statement).

99.1

Amended and Restated 1994 Employee Stock Option Plan, as amended (incorporated by reference to Exhibit 1 to the Proxy Statement (DEF 14A) filed with the Securities and Exchange Commission on April 29, 2011).